UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 000-09439

Texas	000-09439	74-2157138
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Current Report on Form 8-K filed with the Securities Exchange Commission on December 23, 2008, International Bancshares Corporation, a Texas corporation (“IBC”), reported that it had entered into an agreement with the U.S. Department of the Treasury (“Treasury”) to sell preferred stock and warrants to the Treasury under the Capital Purchase Program (“CPP”).  In accordance with the terms of that agreement and the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued in June 2009 by the Treasury, which implements the provisions of Section 111 of the Emergency Economic Stabilization Act 2008, as amended by the American Recovery and Reinvestment Act of 2009, IBC is subject to certain compensation restrictions, which include a prohibition on the payment or accrual of any bonuses (including equity-based incentive compensation) to certain officers and employees except for awards of CPP-compliant long-term restricted stock and stock units.

In light of these restrictions, on December 18, 2009, IBC’s Board of Directors (the “Board”) adopted the 2009 International Bancshares Corporation Long-Term Restricted Stock Unit Plan (the “Plan”) to give IBC additional flexibility in the compensation of its officers, employees, consultants and advisors in compliance with all applicable laws and restrictions.  The Plan authorizes IBC to issue Restricted Stock Units (“RSUs”) to officers, employees, consultants and advisors of IBC and its subsidiaries. RSUs issued under the Plan are not equity and are payable only in cash.

Dennis E. Nixon, IBC’s President, Chairman of the Board, and a director of IBC, received an award of CPP-Compliant RSUs, granted as of December 16, 2011, in the amount of  $400,000 worth of RSUs for his performance during 2011.  In order to meet the requirements of a CPP-Compliant RSU, Mr. Nixon’s RSUs do not exceed one-third of his total annual compensation.  The Committee determined to grant Mr. Nixon CPP-Compliant RSUs after considering the compensation structures utilized by other CPP participants for their executive officers.

The foregoing description of the Plan and the form of Restricted Stock Unit Award Agreement is qualified in its entirety by reference to the full text of the Plan and the form of Restricted Stock Unit Award Agreement. This description should be read in conjunction with the Plan and the form of Restricted Stock Unit Award Agreement, copies of which were attached as Exhibits 10.1 and 10.2, respectively, to the Company’s Form 8-K filed on December 22, 2009 and incorporated herein by reference.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this report which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

By:	s/s Dennis E. Nixon
Dennis E. Nixon, President and
Chairman of the Board

December 20, 2011